UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of
1934.

Date of Report (Date of earliest event reported) July 17, 2007

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code 8-587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation
or an Obligation Under an Off-Balance Sheet Arrangement.

On July 17, 2007, Autoliv, Inc. (the "Company") issued a press release announcing that a U.S. appellate court recently upheld a judgment entered against Autoliv ASP Inc., a subsidiary of Autoliv Inc. The judgment requires Autoliv ASP to pay damages and interest to a former supplier. The aggregate amount could total approximately $36 million depending on the court’s calculation of post-judgment interest which has not yet been made. Autoliv has decided to file a motion for reconsideration of the court decision. As a consequence of the Federal Circuit’s decision, Autoliv has decided to increase its provisions for legal disputes by $30 million that together with existing provisions should cover the amount fully. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated July 17, 2007 announcing that Autoliv asks for reconsideration of the Federal Circuit’s decision to uphold a judgment entered against Autoliv ASP Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC. (Registrant)
Date July 17, 2007
/s/Michael S. Anderson Michael S. Anderson Acting Vice President – Legal Affairs, General Counsel and Secretary